United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2023

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 972-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On July 31, 2023, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters listed on Schedule I to the Underwriting Agreement (the “Representative”), relating to the Company’s initial public offering (the “IPO”) of 1,250,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) for a price of $4.00 per share, less certain underwriting discounts. The Company also granted the underwriters a 45-day option to purchase up to 187,500 additional shares of Class A Common Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the IPO.

On August 3, 2023, the Company closed the IPO. The Company completed the IPO pursuant to its registration statement on Form S-1 (File No. 333-271185), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2023, as amended, and declared effective by the SEC on July 31, 2023. The offering was conducted on a firm commitment basis. The shares of Class A Common Stock were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “CTNT” on August 1, 2023. On August 3, 2023, the Company issued to the Representative and its affiliates warrants, exercisable beginning from January 27, 2024, six months following the date of commencement of sales of the public offering and expiring on July 31, 2026, three years after the date of commencement of sales of the shares of Class A Common Stock in this offering, entitling the Representative to purchase an aggregate of up to 62,500 shares of Class A Common Stock at a per share price equal to 125% of the public offering price per share in the IPO, or $5.00 (the “Representative’s Warrants”).

Copies of the Underwriting Agreement and the Representative’s Warrants are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated by reference herein. The foregoing summaries of the terms of the Underwriting Agreement and the Representative’s Warrants do not purport to be a complete description of each of the documents described in this Form 8-K, and are subject to qualified in their entirety by, such documents.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On July 31, 2023, the Company issued a press release regarding the pricing of the IPO. A copy of the press release is attached as Exhibit 99.1 hereto.

On August 3, 2023, the Company issued a press release regarding the closing of the IPO. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01.	Exhibits.

Exhibit No.	Description
4.1	Representative’s Warrants dated August 3, 2023

10.1	Underwriting Agreement dated July 31, 2023 by and between the Company and the Representative

99.1	Press Release on Pricing of the Company’s Initial Public Offering

99.2	Press Release on Closing of the Company’s Initial Public Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors